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                                                              Exhibit 21.

                 SUBSIDIARIES OF THE CORPORATION

The following is a list of subsidiaries of the Corporation. All bank subsidiaries which have the words "National Association" (N.A.) or "National" in their respective titles are organized under the laws of the United States; and all state bank subsidiaries are incorporated under the laws of the state in which each is domiciled. Each non-bank subsidiary is incorporated or organized in the jurisdiction appearing opposite its name.

Bank Subsidiaries

ARIZONA
Norwest Bank Arizona, N.A.

COLORADO
FirstAmerican Bank, N.A.
First National Bank of Arapaphoe County
First National Bank of Lakewood
First National Bank of Southeast Denver
Norwest Bank Academy Place, N.A.
Norwest Bank Boulder, N.A.
Norwest Bank Brighton, N.A.
Norwest Bank Colorado, N.A.
Norwest Bank Colorado Springs, N.A.
Norwest Bank Colorado Springs-East, N.A.
Norwest Bank Delta, N.A.
Norwest Bank Durango, N.A.
Norwest Bank Fort Collins, N.A.
Norwest Bank Fort Collins-South, N.A.
Norwest Bank Garden of the Gods, N.A.
Norwest Bank Grand Junction, N.A.
Norwest Bank Grand Junction-Downtown, N.A.
Norwest Bank Greeley, N.A.
Norwest Bank Ignacio, N.A.
Norwest Bank LaSalle, N.A.
Norwest Bank Longmont, N.A.
Norwest Bank Montrose, N.A.
Norwest Bank of Aspen, N.A.
Norwest Bank Pueblo, N.A.
Norwest Bank Steamboat Springs, N.A.
Norwest Bank Sterling, N.A.
Norwest Bank Sunset Park, N.A.

ILLINOIS
Norwest Bank Illinois, N.A.

INDIANA
Norwest Bank Angola
Norwest Bank Bluffton
Norwest Bank Decatur
Norwest Bank Fort Wayne, N.A.
Norwest Bank Indiana, N.A.
Norwest Bank Monticello
Norwest Bank Peru
Norwest Bank Rochester
Norwest Bank Rushville, N.A.
Norwest Bank Shipshewana

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Norwest Bank Wabash, N.A.

IOWA
Dial National Bank
Norwest Bank Iowa, N.A.

MINNESOTA
Forest Lake State Bank
Norwest Bank Minnesota, N.A.
Norwest Bank Minnesota Central, N.A.
Norwest Bank Minnesota Mesabi, N.A.
Norwest Bank Minnesota North, N.A.
Norwest Bank Minnesota South, N.A.
Norwest Bank Minnesota South Central, N.A.
Norwest Bank Minnesota Southeast, N.A.
Norwest Bank Minnesota Southwest, N.A.
Norwest Bank Minnesota West, N.A.
Norwest Bank Red Wing, N.A.
Norwest Bank Waseca, N.A.
St. Cloud National Bank & Trust Co.

MONTANA
Norwest Bank Anaconda-Butte, N.A.
Norwest Bank Billings, N.A.
Norwest Bank Dillon, N.A.
Norwest Bank Great Falls, N.A.
Norwest Bank Helena, N.A.
Norwest Bank Kalispell, N.A.
Norwest Bank Lewistown, N.A.

NEBRASKA
Norwest Bank Nebraska, N.A.

NEW MEXICO
United New Mexico Bank (Alamogordo)
United New Mexico Bank (Albuquerque)
United New Mexico Bank (Carlsbad)
United New Mexico Bank (Gallup)
United New Mexico Bank (Las Cruces)
United New Mexico Bank (Membres County)
United New Mexico Bank (Portales)
United New Mexico Bank (Roswell)
United New Mexico Bank (Socorso)
United New Mexico Bank (Vaughn)

NORTH DAKOTA
Norwest Bank North Dakota, N.A.

OHIO
Norwest Bank Van Wert

SOUTH DAKOTA
Dial Bank
Norwest Bank South Dakota, N.A.
Norwest State Bank

TEXAS

First National Bank of Borger

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First National Bank in Canyon
First National Bank of West Texas
First National Bank of Central Texas
First National Bank, Crane
First National Bank, Post
Midland National Bank
Yoakum County State Bank

WISCONSIN
Norwest Bank La Crosse, N.A.
Norwest Bank Wisconsin, N.A.
Norwest Bank Wisconsin Eau Claire, N.A.
Norwest Bank Wisconsin Waupun, N.A.

WYOMING
Norwest Bank Wyoming, N.A.
Norwest Bank Wyoming Lovell, N.A.

Edge Act Corporations
Norwest Bank International
Norwest Bank International, Colorado
Norwest Bank International, Iowa
Norwest Bank International, Wisconsin

Non-Bank Subsidiaries

                                                  Jurisdiction of
                                                  Incorporation or
Directly Owned:                                   Organization
Am-Can Investment, Inc.                             Minnesota
Blackhawk Bancorporation                            Iowa
Blue Spirit Insurance Company                       Vermont
Chalfen Bankshares, Inc.                            Minnesota
Fidelity National Life Insurance Company            Arizona
First Illini Bancorp, Inc.                          Illinois
First Interstate Equipment Finance                  Wisconsin
GST Co.                                             Delaware
Lomas Properties, Inc.                              New Mexico
Midwest Credit Life Insurance Company               Arizona
Minnesota FSL Corporation                           Minnesota
Minnetonka Overseas Investment Limited              Cayman Islands, BWI
Northern Prairie Indemnity Limited                  Cayman Islands, BWI
Nortico Investments Limited                         Cayman Islands, BWI
Norwest Agricultural Credit, Inc.                   Minnesota
Norwest Alliance System, Inc. (inactive)            Minnesota
Norwest Audit Services, Inc.                        Minnesota
Norwest BancAssurance Company                       Delaware
Norwest Capital Management & Trust Co., Montana     Montana
Norwest Capital Markets, Inc.                       Minnesota
Norwest Colorado, Inc.                              Colorado
Norwest Credit, Inc.                                Minnesota
Norwest Financial Services, Inc.                    Iowa
Norwest Holding Company                             Delaware
Norwest Indiana, Inc.                               Indiana
Norwest Insurance, Inc.                             Minnesota
Norwest Insurance Arizona, Inc.                     Arizona
Norwest Investment Advisors, Inc.                   Minnesota
Norwest Investment Management, Inc.                 Minnesota
Norwest Investment Services, Inc.                   Minnesota
Norwest Investors, Inc.                             Minnesota

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Norwest Limited, Inc.                               Minnesota
Norwest Nova, Inc. (inactive)                       Minnesota
Norwest Properties, Inc.                            Minnesota
Norwest Technical Services, Inc.                    Minnesota
Peoples Mortgage and Investment Company             Iowa
Peregrine Capital Management, Inc.                  Minnesota
P B Bancorp of Cedar Rapids, Inc.                   Iowa
P N, Inc.                                           Minnesota
Spectrum Properties, Inc.                           Colorado
St. Cloud Metropolitan Agency, Inc.                 Montana
United Banks Financial Services
  Corporation (inactive)                            Colorado
United Banks Insurance Services, Inc.               Colorado
United Equity Corporation (inactive)                Colorado
Wyoming National Bancorporation                     Wyoming

Indirectly Owned:
Abramson-Nault-Kreager-Oas
  Agency, Inc. (inactive)                           Minnesota
American Land Title Co., Inc.                       Nebraska
ATI Holding Company                                 Minnesota
Blackhawk Leasing Corporation (inactive)            Minnesota
Blue Spirit Insurance Company                       Arizona
Boris Systems, Inc.                                 Michigan
Buffam, Inc. (inactive)                             Montana
Capitol Community Development Corp.                 Colorado
Cardinal Asset Management, Inc.                     Delaware
Centennial Investment Corporation                   Minnesota
Centurion Agency Ohio, Inc. (inactive)              Ohio
Centurion Agencies, Co.                             Iowa
Centurion Casualty Company                          Iowa
Centurion Life Insurance Company                    Missouri
CGT Insurance Company                               Bahamas
CHM Insurance Company                               South Dakota
Clinton Street Garage Company                       Indiana
Commonwealth Leasing Corporation                    Minnesota
Copper Asset Management, Inc.                       Delaware
Crop Hail Management                                Montana
Crop Risk Management, Inc. (inactive)               Texas
Davenport Blackhawk Civic Corp.                     Iowa
Davenport Bancorporation                            Iowa
D.B. Food Service, Inc.                             Iowa
Des Moines Holding Company (inactive)               Iowa
Dial Finance Company, Inc. (inactive)               Nevada
Dial Finance Company, Incorporated (inactive)       Delaware
Dial Finance Company of Hawaii, Inc. (inactive)     Hawaii
Dial Finance Company of Michigan No. 1 (inactive)   Michigan
Dial Finance Company of Ohio No. 1, Inc.
  Merger Company, Inc. (inactive)                   New Hampshire
Dial Finance Company of Oklahoma (inactive)         Oklahoma
Dial Finance Company of Oregon (inactive)           Oregon
Dial Finance Company of Washington (inactive)       Washington
Eau Claire Asset Management, Inc.                   Delaware
Ellis Advertising, Inc.                             Iowa
Falcon Asset Management, Inc.                       Delaware
Faxual Credit Reporting Service, Inc.               California
FDMC, Inc.                                          Colorado
Fidelity National Life Insurance Company            Arizona
First DialWest Escrow Company, Inc.                 California

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First Interstate Insurance Agency
  of Wisconsin, Inc. (inactive)                     Wisconsin
Flore Properties, Inc.                              Minnesota
Ford Bank Group, Inc.                               Texas
Ford Bank Group Holdings, Inc.                      Texas
Fremont Properties, Inc.                            Colorado
Green Bay Asset Management, Inc.                    Delaware
IntraWest Asset Management, Inc.                    Delaware
IntraWest Insurance Company                         Arizona
Iowa Asset Management, Inc.                         Delaware
La Crosse Asset Management, Inc.                    Delaware
LaSalle, Inc.                                       Indiana
Lincoln Building Corporation                        Colorado
Mail Systems Co.                                    Iowa
Mercury Marine Finance, Inc.                        Iowa
Minnetonka Representacoes Comerciais Ltda           Brazil
Mountain States Bankcard Association                Colorado
Nabankco, Inc.                                      Indiana
Nat-Lea, Inc.                                       Indiana
Norwest Agencies Montana, Inc.                      Montana
Norwest Asia Limited                                Hong Kong
Norwest Bank Building Company                       Minnesota
Norwest Business Credit, Inc.                       Minnesota
Norwest Center, Inc.                                Minnesota
Norwest Credit Services New York, Inc.              New York
Norwest Equipment Finance, Inc.                     Minnesota
Norwest Equity Capital, Inc.                        Minnesota
Norwest Financial, Inc.*                            Iowa
Norwest Financial Acceptance, Inc.                  Iowa
Norwest Financial Business Credit, Inc.             Iowa
Norwest Financial Coast, Inc.                       California
Norwest Financial Communication Services
  Group, Inc.                                       Iowa
Norwest Financial Credit Services, Inc.             Florida
Norwest Financial DE Asset Management, Inc.         Delaware
Norwest Financial Information Services Group, Inc.  Iowa
Norwest Financial Leasing, Inc.                     Iowa
Norwest Financial Resources, Inc.                   Iowa
Norwest Funding, Inc.                               Minnesota
Norwest Funding II, Inc.                            Minnesota
Norwest Growth Fund, Inc.                           Minnesota
Norwest Insurance Wyoming, Inc.                     Wyoming
Norwest International Commercial Services Limited   Hong Kong
Norwest Mortgage, Inc.                              Minnesota
Norwest Mortgage Asset Management Corp.             Minnesota
Norwest Mortgage Closing Services, Inc.             Iowa
Norwest Mortgage Conventional 1, Inc.               Delaware
Norwest Mortgage Insured 1, Inc.                    Delaware

__________________
* Norwest Financial Inc. is the parent and directly or indirectly beneficially owns all the voting securities of subsidiaries operating as consumer finance companies in the United States and Canada (71 subsidiaries at February 4, 1994). Such subsidiaries were incorporated or otherwise organized in: Alabama, Alaska, Arizona, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia,
Washington, West Virginia, Wisconsin, Wyoming and Ontario, Canada.

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Norwest Mortgage Insured 2, Inc.                    Delaware
Norwest Mortgage of New York, Inc.                  New York
Norwest Operations Services, Inc.                   Colorado
Norwest Properties Holding Company                  Minnesota
Norwest Rural Insurance Services, Inc.              Minnesota
Norwest Trust Company, New York
  (a Limited Purpose Trust Company)                 New York
Norwest V.C. Partners                               Minnesota
Norwest Venture Capital Management, Inc.            Minnesota
Pearl Properties, Inc.                              Colorado
RD Leasing, Inc. (inactive)                         Minnesota
Regency Insurance Agency, Inc.                      Minnesota
Rural Community Insurance Company                   Minnesota
Rural Community Insurance, Inc.                     Minnesota
Servcorp of Yankton, Inc.                           South Dakota
Shipshewana Insurance Agency, Inc.                  Indiana
South Bend Asset Management, Inc.                   Delaware
South Dakota Asset Management, Inc.                 Delaware
Stoutco, Inc.                                       Colorado
Superior Asset Management, Inc.                     Delaware
Superior Central Asset Management, Inc.             Delaware
Superior Guaranty Insurance Company                 Vermont
Superior Mesabi Asset Management, Inc.              Delaware
Superior North Asset Management, Inc.               Delaware
Superior Red Wing Asset Management, Inc.            Delaware
Superior South Asset Management, Inc.               Delaware
Superior South Central Asset Management, Inc.       Delaware
Superior Southeast Asset Management, Inc.           Delaware
Superior Southwest Asset Management, Inc.           Delaware
Superior West Asset Management, Inc.                Delaware
Teller Properties, Incorporated                     Colorado
The Bank Information Services, Inc. (inactive)      Minnesota
The Bankers Company                                 Colorado
Tower Data Processing Corporation                   Iowa
TW Properties, Inc.                                 Colorado
U.S. Recognition, Inc.                              New Jersey
United Asset Management Services, Inc. (inactive)   Colorado
United Delivery Systems, Inc.                       Colorado
United Mortgage Company                             Colorado
United New Mexico Financial Corporation             New Mexico
Warranty Title, Inc.                                Minnesota
Waupun Asset Management, Inc.                       Delaware

Note: Not included in the above list of subsidiaries of the corporation are certain subsidiaries formed solely for the purpose of reserving a name.


Information provided as of February 1, 1994


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